Exhibit 5.1

September 21, 2015

LabStyle Innovations Corp.

9 Halamish Street

Caesarea Industrial Park

3088900, Israel

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the “Registration Statement”) being filed by LabStyle Innovations Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the proposed resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of an aggregate of up to 8,350,870 shares of Common Stock, $0.0001 par value per share of the Company (the “Purchased Shares”), issued to the Selling Stockholders, and an aggregate of up to 9,249,193 shares of Common Stock, $0.0001 par value per share of the Company (the “Warrant Shares” and together with the Purchased Shares, the “Shares”), issuable upon the exercise of warrants (the “Warrants”) issued to the Selling Stockholders.

We are acting as counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, representations made to us by the Selling Stockholders, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

The opinion rendered herein is limited to the Delaware General Corporation Law and the federal laws of the United States.

Based upon and subject to the foregoing, we are of the opinion that, when (i) the Registration Statement has become effective under the Securities Act; (ii) if necessary, an appropriate prospectus supplement with respect to the Shares has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules promulgated thereunder; and (iii) with respect to the Warrant Shares, the Warrant Shares have been issued and delivered against payment therefor upon the exercise of the Warrants in accordance with the terms thereof, the Shares will be validly issued, fully paid and non-assessable.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect).

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the Shares currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Zysman, Aharoni, Gayer and
Sullivan & Worcester LLP